UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 13, 2006

VOICE DIARY INC.
(Exact Name of Registrant as Specified in Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-50029
(Commission File Number)

73-1629948
(I.R.S. Employer Identification No.)

200 Robbins Lane, Jericho, New York 11753
(Address of Principal Executive Offices) (Zip Code)

(516) 939-0400
(Registrant's Telephone Number, Including Area Code)

    This Current Report on Form 8-K is filed by Voice Diary Inc., a Delaware corporation (the “Registrant”), in connection with the items set forth below.

ITEM 1.01 Entry Into A Material Definitive Agreement

    As of June 13, 2006, the Registrant entered into a Plan of Exchange (the “Agreement”), between and among the Registrant, Sui Ning Shi Yin Fa Bai Zhi Chan Ye You Xian Gong Si, a corporation organized and existing under the laws of the Peoples’ Republic of China (“Yin Fa”), the shareholders of Yin Fa (the “Yin Fa Shareholders”) and the Majority Shareholder of the Registrant.

    Pursuant to the terms of the Agreement, The transaction will not immediately close but shall be conditioned upon: (1) settling the liabilities of VDYI, (2) 7,977,023 (pre-split) new shares of Class A Common Stock and 2,000 new shares of Class B Common Stock are deposited into the account of Escrow Agent via hand delivery by Mr. Hinkis in exchange for a payment of $264,000 in cash , (3) 1,305,000 (pre-split) shares of Class A Common Stock are deposited into the account of Escrow Agent via hand delivery by Mr. Hinkis in exchange for a payment of $136,000 in cash, and (4) the issuance of the new 30,000,000 (post-split) investment shares of Class A Common Stock of the Registrant to the Yin Fa shareholders pursuant to Regulation S under the Securities Act of 1933, as amended, in exchange for all of their shares of registered capital of Yin Fa, which should take no longer than 60 days (5) vending out the VDYI subsidiary after closing, and (6) retiring to the treasury the 744 shares of Class B Common Stock owned Mr. Hinkis at Closing against payment of $74,000 and settlement of all unpaid salaries and severance pay to Mr. Hinkis in the amount of $100,000, both amounts will be taken from the payment made to VDYI for the issued shares. Upon completion of the exchange, Yin Fa will become a wholly-owned subsidiary of the Registrant. An executed copy of the Agreement is attached hereto as Exhibit 10.

    Upon the delivery of the 7,977,023 (pre-split) new shares of Class A Common Stock, 2,000 new shares of Class B Common Stock and the 1,305,000 (pre-split) shares of Class A Common Stock to Yin Fa Shareholders, Yin Fa Shareholders will be in control of the Registrant, representing approximately 57.6% of the then issued and outstanding shares of the Registrant. Furthermore, Arie Hinkis, President and Director of the Registrant, anticipates appointing new directors who are designees of Yin Fa to the Board of Directors and then will resign.

    It is important to note that in connection with the Plan of Exchange, the Registrant will increase its authorized capital to facilitate the issuance of the new 30,000,000 (post-split) investment shares of Class A Common Stock of the Registrant to the Yin Fa shareholders. The Majority Shareholder had no pre-existing material relationship of any kind with Yin Fa or its shareholders prior to the herein described agreement.

    The Registrant has agreed to use its best efforts to insure that the escrow conditions under the Escrow Agreement will be satisfied as promptly as practicable so that the closing deliveries under the Agreement will occur and a change of control of the Registrant will happen as soon as possible.

    The Registrant currently has issued and outstanding 12,022,977 shares of par value $.01 Class A Common Stock and 744 shares of par value $.01 Class B Common Stock, which are equal to 1,176,986 shares of Class A Common Stock after the allowable conversion, that trade on the Over-The-Counter Bulletin Board under the symbol “VDYI”.

CONSUMMATION OF THE THIS EXCHANGE TRANSACTION WILL RESULT IN A CHANGE OF CONTROL OF THE REGISTRANT.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VOICE DIARY INC.

Date: June 13, 2006	By:	/s/ Arie Hinkis
Arie Hinkis President and Director

3

EXHIBIT INDEX

Exhibit Number	Description

10	Plan of Exchange, dated June 13, 2006

4